UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2012

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place Chanhassen, Minnesota	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 19, 2012, Life Time Fitness, Inc. (the “Company”) reported its financial results for its fiscal quarter ended June 30, 2012. See the Company’s press release dated July 19, 2012, which is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

The press release furnished as Exhibit 99.1 and certain information the Company intends to disclose on the conference call scheduled for 10:00 a.m. eastern time on July 19, 2012 include certain non-GAAP financial measures. The reconciliations of these measures to the most directly comparable GAAP financial measures are included in the press release. In addition to the information in the press release under the heading “Non-GAAP Financial Measures,” the Company provides the following additional information about the Company’s use of the non-GAAP financial measures presented in the press release and on the conference call.

EBITDA. The Company believes EBITDA is useful to an investor in evaluating the Company’s operating performance and liquidity because:

•

it is a widely accepted financial indicator of a company’s ability to service its debt and the Company is required to comply with certain covenants and borrowing limitations that are based on variations of EBITDA in certain of the Company’s financing documents; and

•

it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired.

The Company’s management uses EBITDA:

•	as a measurement of operating performance because it assists the Company in comparing its performance on a consistent basis;

•	in presentations to the members of the Company’s board of directors to enable the board to have the same consistent measurement basis of operating performance used by management; and

•	as the basis for incentive bonuses paid to selected members of senior and center-level management.

Free Cash Flow. The Company believes free cash flow is useful to an investor in understanding the Company’s cash flow generation because:

•

free cash flow allows the Company to evaluate the cash generated by operations and the ability of its operations to fund investment items related to purchases of property and equipment, repay indebtedness, add to the Company’s cash balance, or to use in other discretionary activities; and

•	if negative, free cash flow reflects the need for incremental financing activities or use of existing cash balances.

The Company’s management uses free cash flow:

•	to monitor cash available for repayment of indebtedness; and

•	in discussion with the investment community.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2012, the Board of Directors of the Company approved amendments to the Company’s Amended and Restated By-Laws designed to modernize the By-Laws and reflect amendments to the Minnesota Business Corporation Act.

The amendments include the following, among others: (i) providing the flexibility, but not the requirement, for the Company to hold “virtual” or “hybrid-virtual” shareholder meetings, (ii) requiring a shareholder who seeks to bring a director nominee or other item of business before a shareholder meeting to disclose additional information regarding the shareholder’s economic interests in the Company, (iii) confirming the ability of Board committees to create subcommittees, and (iv) permitting, but not requiring, the Board to delegate the power to appoint and remove certain corporate officers to the Chief Executive Officer.

The foregoing summary of the amendments to the Amended and Restated By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following Exhibit is being filed herewith:

3.1	Amended and Restated By-Laws of Life Time Fitness, Inc.

The following Exhibit is being furnished herewith:

99.1	Press Release Announcing Second Quarter 2012 Financial Results dated July 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: July 19, 2012	By:	/s/ Michael R. Robinson
Michael R. Robinson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

3.1	Amended and Restated By-Laws of Life Time Fitness, Inc	Filed Electronically

99.1	Press Release Announcing Second Quarter 2012 Financial Results dated July 19, 2012.	Filed Electronically